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                                                                    EXHIBIT 4.63


                                                                  CONFORMED COPY

                                DATED 19 MAY 2003

                           Security Interest Agreement

                                   Over Shares

                  (1)   FS FINANCE CORP

                  (2) THE LAW DEBENTURE TRUST CORPORATION P.L.C. AS SECURITY TRUSTEE



                             COLLAS DAY         Advocates

                  P.O. Box 140, Manor Place,    Tel:  + 44 (0) 1481 723191
             St Peter Port, Guernsey GY1 4EW    Fax: + 44 (0) 1481 711880
                           www.collasday.com    E-Mail: inbox@collasday.com



                                   (Ref SC/jy)
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                                    CONTENTS


CLAUSES                                                                                                     PAGE

1.       Definitions and Interpretation..............................................................        2

2.       Intercreditor Agreement.....................................................................        4

3.       Creation of Security Interest in the Securities.............................................        4

4.       Dividends and Voting Rights.................................................................        5

5.       Continuing Security.........................................................................        5

6.       Representations, Warranties and Undertakings by the Debtor..................................        6

7.       Powers of the Trustee upon Enforcement......................................................        6

8.       Restrictions on Charging and Disposal.......................................................        7

9.       Power of Attorney...........................................................................        7

10.      Preservation of other Security and Rights and Further Assurance.............................        7

11.      Notices.....................................................................................        8

12.      Expenses, Costs & Taxes.....................................................................        8

13.      General.....................................................................................        9

14.      Governing Law and Jurisdiction..............................................................        9



Schedule - The Company and the Securities

THIS AGREEMENT is dated     19 day of May 2003

BETWEEN

(1) FS FINANCE CORP c/o Marconi Communications Inc., 333 Pierce Road - Suite 370, Itasca, IL 60143 United States of America (the "DEBTOR"); and

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C. (the "TRUSTEE") acting as Security Trustee, as trustee for itself and for the benefit of the other Secured Creditors (as defined below).


OPERATIVE PROVISIONS

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement unless the context otherwise requires, the following words and expressions shall have the following meanings:-


      ADDRESS FOR SERVICE           1 Le Marchant Street, St Peter Port,
                                    Guernsey

      COMPANY                       the company whose details are set out in
                                    Part 1 of the Schedule

      CONTINUING                    in relation to an Enforcement Event, an
                                    acceleration of any Obligation (other than Obligations arising under the New Bonding
                                    Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Obligations (other than Obligations arising under the New Bonding
                                    Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant
                                    Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Obligations (other than Obligations arising under the New Bonding
                                    Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing

      ENFORCEMENT EVENT             the acceleration of any Obligations or any
                                    declaration that any Obligations are
                                    prematurely due and payable (other than
                                    solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) or any failure by any Obligor to pay any principal amount in respect of any Obligations whether on maturity or otherwise

      INTERCREDITOR AGREEMENT       the security trust and intercreditor
                                    agreement dated on or about the Issue Date between, among others, Marconi Corporation plc as Issuer and the Trustee as Security
                                    Trustee



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         ISSUE DATE                 the date on which the Notes are issued

         LAW                        the Security Interests (Guernsey) Law, 1993

         OBLIGATIONS                has the meaning given to the term "Secured
                                    Obligations" in the Intercreditor Agreement

         REQUIRED CURRENCY          the currency or currencies in which the
                                    Secured Obligations are expressed from time to time

         SECURED CREDITORS          the Trustee, any Receiver or Delegate, the
                                    Depositary, the Paying Agent, the Registrar, the Senior Note Trustee (for itself and as trustee for the holders of the Senior
                                    Notes), the Junior Note Trustee (for itself and as trustee for the holders of the Junior
                                    Notes), the Escrow Bank, the New Bonding
                                    Facility Agent and each of the New Bonding
                                    Facility Banks and their successors and
                                    assigns

         SECURED OBLIGATIONS        all present and future indebtedness,
                                    liabilities and obligations (for the
                                    avoidance of doubt, including any
                                    liabilities and obligations which have been cash-collateralised by the Obligors) at any time of the Debtor under the Relevant
                                    Documents, both actual and contingent
                                    whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

                                    (a) any refinancing, novation, deferral
                                        or extension;

                                    (b) any obligation relating to any
                                        increase in the amount of such
                                        obligations;

                                    (c) any claim for damages or restitution;
                                        and

                                    (d) any claim as a result of any recovery
                                        by an Obligor of a payment or discharge, or non-allowability, on the grounds of preference,

                                    and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings)

             SECURITIES             the securities described in Part 2 of the
                                    Schedule


1.2 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa.



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1.3   Any discretion or power which may be exercised or any determination which may be made hereunder by the Trustee may (save as otherwise provided herein) be exercised or made in its absolute and unfettered discretion.

1.4 References to "this Agreement", "Clause" or a "Schedule" are references to this Agreement or a clause in or schedule of it.

1.5 References to statutes and/or statutory provisions shall be construed as referring to such statutes or statutory provisions as respectively replaced amended extended or consolidated.

1.6 The expression "person" shall be construed to include references to any person, firm, company, partnership, corporation or any agency thereof.

1.7 Any references herein to any document shall be construed as a reference to such document as the same may be amended, supplemented, varied, substituted, novated or assigned.

1.8 Any reference to the Company, the Debtor, the Secured Creditors, the Trustee or any other party shall include a reference to any successor company and permitted assigns.

1.9 For the purposes of the Law, the Trustee shall be considered to be the "secured party", the Debtor shall be considered to be the "debtor" and an Enforcement Event shall be considered to be an "event of default", unless otherwise specified in this Agreement.

1.10 Unless otherwise defined in this Agreement, capitalised words appearing in this Agreement shall have the meanings given to such terms in the Intercreditor Agreement.

2.    INTERCREDITOR AGREEMENT

2.1 Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the terms of the Intercreditor Agreement and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Intercreditor Agreement shall prevail, provided that the terms of the Intercreditor Agreement are not contrary to the Law.

2.2 The parties hereto each acknowledge that the Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Intercreditor Agreement.

3.    CREATION OF SECURITY INTEREST IN THE SECURITIES

3.1 For the purpose of securing the discharge of the Secured Obligations, the Debtor:-

      3.1.1 assigns and transfers to the Trustee all its interest in the Securities, all income derived from the Securities and all rights attaching to the Securities; and

      3.1.2 acknowledges and confirms delivery to the Trustee of the certificates or documents of title to the Securities,

      to the intent that a security interest in the Securities in favour of the Trustee is created pursuant to the Law.

3.2 Subject to Clause 4, the security interest created pursuant to this Agreement shall include all dividends, income or interest from time to time paid on the Securities and all rights, moneys or property accruing or offered at any time by way of redemption, bonus, splitting, preference, option or otherwise to or in respect of the Securities.




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3.3   The Debtor will at the request of the Trustee execute or procure the execution of legal transfers of the Securities to the Trustee or otherwise as the Trustee directs but in the event of any such transfer being effected the Trustee shall not be liable for any loss occasioned by any exercise or non-exercise of rights attached to such transferred Securities or by any failure to forward or report to the Debtor any notice or other communication received in respect of such transferred Securities.

4.    DIVIDENDS AND VOTING RIGHTS

4.1 Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Debtor shall be entitled to:

      4.1.1 retain all dividends, interest and other monies arising from the Securities; and

      4.1.2 exercise all voting rights in relation to the Securities provided that the Debtor shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

4.2 Subject to Clause 7, the Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, at its discretion (in the name of the Debtor or otherwise and without any further consent or authority from the Debtor):

      4.2.1 exercise (or refrain from exercising) any voting rights in respect of any of the Securities;

      4.2.2 transfer any of the Securities into the name of such nominee(s) of the Trustee as it shall require; and

      4.2.3 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of any of the Securities, including the right to concur or participate in:

            4.2.3.1 the reconstruction, amalgamation, sale or other disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

            4.2.3.2 the release, modification or variation of any rights or liabilities attaching to the Securities, and

            4.2.3.3 the exercise, renunciation or assignment of any right to subscribe for any shares or securities

            in each case in such manner and on such terms as the Trustee may think fit, and the proceeds of any such action shall form part of the Securities.

4.3 In this Clause 4, "Enforcement Event" shall have the meaning given to such term in the Intercreditor Agreement.

5.    CONTINUING SECURITY

5.1 The security interest created pursuant to this Agreement shall continue in full force and effect until released or otherwise terminated in accordance with this Clause 5.1. The Trustee shall, at the cost of the Debtor, release and cancel the security constituted by this Agreement and procure the reassignment to the Debtor of the property and assets assigned to the Trustee pursuant to this Agreement in accordance with the terms and subject to the conditions and circumstances set out in the Intercreditor Agreement and without recourse to, or any representation or warranty by, the Trustee or any of its nominees.

5.2 Upon the release or termination of the security interest created pursuant to this Agreement in accordance with Clause 5.1 the Trustee shall furnish to the Debtor a duly completed certificate of discharge.

6.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY THE DEBTOR

6.1   The Debtor represents and warrants to the Trustee that it is:

      6.1.1 the sole beneficial owner of the Securities; and

      6.1.2 the sole legal (except for one Ordinary Share of L1 in the Company which is registered in the name of Associated Electrical Industries Holdings Limited ("AEIHL") and held by AEIHL as nominee for the Debtor) and beneficial owner of all the Securities;

      free from any Security (as such term is defined in the Intercreditor Agreement) except as created by this Agreement.

6.2 The Debtor represents and warrants to the Trustee that the Securities are fully paid up.

6.3 The Debtor further undertakes to deliver to or to the order of the Trustee all certificates of title to any shares or other securities in the Company issued after the date of this Agreement ("New Securities") whether or not forming part of the Securities, and agrees that to the extent that such New Securities do not form part of the Securities, the Debtor will, at its own cost, as soon as practicable, execute a security interest agreement (in form and substance similar to this Agreement) over the New Securities in favour of the Trustee.

7.    POWERS OF THE TRUSTEE UPON ENFORCEMENT

7.1 At any time after the occurrence of an Enforcement Event, and the Trustee (acting on instructions received pursuant to the terms of the Intercreditor Agreement) giving notice to the Issuer thereof and subject to the giving of notice by the Trustee in accordance with the Law, the security interest created pursuant to this Agreement shall become immediately enforceable and the Trustee may in its absolute discretion:-

      7.1.1 exercise all its rights and powers under the Law;

      7.1.2 pay any calls or other payments due from time to time in respect of the Securities or payable in respect of any rights attaching to the Securities;

      7.1.3 exercise any rights attaching to the Securities for the purpose of preserving the value of the Securities;

      7.1.4 in addition to any lien or right to which the Trustee may be entitled by law, without notice set off the whole or any part of the Secured Obligations against any amount or other obligation (contingent or otherwise) owing by the Trustee to the Debtor.

7.2 The Trustee may exchange or convert to the Required Currency any currency held or received.




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
7.3 Subject to Clause 7.1, the Securities shall be applied by the Trustee in the manner set out in the Intercreditor Agreement.

8.    RESTRICTIONS ON CHARGING AND DISPOSAL

      The Debtor shall not, except as not expressly prohibited under the terms of the Indentures:-

8.1 create or permit to arise any mortgage, charge, lien or other security interest on the Securities or any interest in or part of the Securities; or

8.2 sell or attempt to sell or otherwise dispose of the Securities or any interest in or part of the Securities.

9.    POWER OF ATTORNEY

9.1 The Debtor by way of security irrevocably appoints the Trustee and each Delegate severally to be its attorney (the "Attorney") and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for:

      9.1.1 carrying out any obligation imposed on the Debtor by this Agreement (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Securities); and

      9.1.2 enabling the Trustee and each Delegate to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Agreement or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Securities).

9.2 The Debtor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

9.3 The Debtor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims, and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Agreement unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

10.   PRESERVATION OF OTHER SECURITY AND RIGHTS AND FURTHER ASSURANCE

10.1 The security created pursuant to this Agreement is in addition to any other security present or future held by the Trustee for the Secured Obligations and shall not merge with or prejudice such other security or any contractual or legal rights of the Trustee.

10.2 The security created by this Agreement shall not be affected by any other security held by the Trustee in respect of the Secured Obligations being void or unenforceable.

10.3 The Debtor shall do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Trustee may specify (and in such form as the Trustee may require in favour of the Trustee or its nominee(s)):

      10.3.1 to perfect the security created or intended to be created in respect of the Securities or for the exercise of all rights, powers and remedies of the Trustee provided by or pursuant to this Agreement or by the Law;

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      10.3.2 to confer on the Trustee security over the Securities; and/or

      10.3.3 to facilitate the realisation of the Securities.

11.   NOTICES

11.1 Any notice or demand by the Trustee may effectually be made by notice in writing to the Debtor under the hand of any one of the Trustee's officers served in accordance with Section 13 of the Law.

11.2 Any notice of default required to be given pursuant to Section 7(3) of the Law shall be deemed to have been received by the Debtor:-

      11.2.1 when delivered to the Debtor, or

      11.2.2 when left at the Debtor's proper address, or

      11.2.3 if posted to the Debtor at the Debtor's proper address on the day immediately following the posting of such notice notwithstanding that it be returned undelivered.

11.3  For the purpose of this Agreement the term "proper address" shall mean:-

      11.3.1 the address of the Debtor as provided in this Agreement; and/or

      11.3.2 such other address as the Debtor shall have notified in writing to the Trustee in advance; and/or

      11.3.3 the Address for Service.

11.4 Subject as otherwise provided in this Agreement, each communication to be made under this Agreement shall be made and delivered in accordance with the provisions of the Intercreditor Agreement.

12.   EXPENSES, COSTS AND TAXES

12.1  EXPENSES

      The Debtor shall, from time to time and promptly on demand by the Trustee reimburse to the Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Trustee and any Delegate (provided that in relation to sub-clause 12.1.1 of this Clause 12, such costs and expenses must be properly incurred) in connection with:

      12.1.1. the execution, release and discharge of this Agreement and the security created or intended to be created in respect of the Securities and perfection of the Security contemplated in this Agreement or in any such documents or forming part of the Security created or intended to be created in respect of the Securities;

      12.1.2. the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

      12.1.3. the foreclosure of any Securities; and



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      12.1.4. the preservation and/or enforcement of the Security created or intended to be created in respect of the Securities;

              which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause
              18.4 (Interest on Demands) of the Intercreditor Agreement.

12.2  TAXES

      The Debtor shall pay, promptly on demand of the Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Securities and shall, from time to time, indemnify the Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Debtor or any delay by the Debtor in paying any such Taxes or fees.

13.   GENERAL

13.1 Each of the provisions of this Agreement shall be severable and distinct from one another and if one or more of such provisions is invalid or unenforceable the remaining provisions shall not in any way be affected.

13.2 The Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Intercreditor Agreement. The Trustee shall be entitled to disclose such information concerning the Debtor and this Agreement as the Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

13.3 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

14.   GOVERNING LAW AND JURISDICTION

14.1 This Agreement shall be governed by and construed in accordance with the laws of Guernsey.

14.2 For the benefit of the Trustee the Debtor irrevocably submits to the jurisdiction of the Guernsey Courts and the Debtor irrevocably agrees that a judgment in any proceedings in connection with this Agreement by the Guernsey Courts shall be conclusive and binding upon the Debtor and may be enforced against the Debtor in the Courts of any other jurisdiction. The Trustee shall also be entitled to take proceedings in connection with this Agreement against the Debtor in the Courts of any country in which the Debtor has assets or in any other Courts of competent jurisdiction.

14.3  The Debtor irrevocably waives:-

      14.3.1 any objection which the Debtor may now or in the future have to the Guernsey Courts or other Courts referred to in Clause 14.2 as a venue for any proceedings in connection with this Agreement; and

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      14.3.2 any claim which the Debtor may now or in the future be able to make that any proceedings in the Guernsey Courts or other Courts referred to in Clause 14.2 have been instituted in an inappropriate forum.


IN WITNESS whereof this Agreement has been duly executed.

PATRICIA A HOFFMAN
SIGNED by PATRICIA A HOFFMAN
duly authorised signatory
for and on behalf of
FS FINANCE CORP




R D RANCE
SIGNED by R D RANCE
duly authorised signatory
for and on behalf of
THE LAW DEBENTURE TRUST CORPORATION P.L.C.



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                                    SCHEDULE

                              PART 1 - THE COMPANY

Bruton Street Overseas Investments Limited

Registered Number: 33433
Registered Office: 1 Le Marchant Street, St. Peter Port, Guernsey













                             PART 2 - THE SECURITIES

The entire issued share capital of the Company, being

      - 1,000 Cumulative Preference Shares of L0.01 each registered in the name of the Debtor;

      -     99 Ordinary Shares of L1 each registered in the name of the Debtor;

      - 1 Ordinary Share of L1 registered in the name of Associated Electrical Industries Holdings Limited all of which are fully paid up.



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